Exhibit 2.2

TENDER AND SUPPORT AGREEMENT

This TENDER AND SUPPORT AGREEMENT (this “Agreement”) is entered into as of April 16, 2023, by and among Shin Nippon Biomedical Laboratories, Ltd., a Japanese corporation (“Parent”), SNBL23 Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Purchaser”), and each of the undersigned stockholders of Satsuma Pharmaceuticals, Inc., a Delaware corporation (the “Company”), listed on Annex A (each, a “Stockholder”).

W I T N E S S E T H:

WHEREAS, as of the date hereof, each Stockholder is a holder of record or the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the number of (i) shares of common stock of the Company (“Shares”) and (ii) Company Options, in each case set forth opposite such Stockholder’s name (all such Shares and Company Options set forth on Schedule A next to such Stockholder’s name, together with any Shares that are hereafter issued to or otherwise directly or indirectly acquired or beneficially owned by such Stockholder prior to the termination of this Agreement, including pursuant to any purchase right under the ESPP, exercise of Company Options, acquisition by purchase, or stock dividend, distribution, split-up, recapitalization, combination or similar transaction, collectively, the “Subject Securities”);

WHEREAS, concurrently with the execution hereof, Parent, Purchaser and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented or modified from time to time, the “Merger Agreement”), which provides, among other things, for Purchaser to commence a tender offer (the “Offer”) to acquire any (subject to the Minimum Condition) and all of the issued and outstanding Shares and, following the consummation of the Offer, the merger of Purchaser with and into the Company, with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement; and

WHEREAS, as a condition to the willingness of Parent and Purchaser to enter into the Merger Agreement and as an inducement in consideration therefor, each Stockholder has agreed to enter into this Agreement and tender and vote such Stockholder’s Subject Securities as described herein.

AGREEMENT

The parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1. CERTAIN DEFINITIONS

Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement, and the other definitional and interpretative provisions set forth in Section 9.13 of the Merger Agreement shall apply hereto as if such provisions were set forth herein. In addition, for purposes of this Agreement:

(a) A Stockholder is deemed to “own” or to have acquired “ownership” of a security if such Stockholder: (i) is the record owner of such security; or (ii) is the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of such security.

(b) “Support Agreement Termination Date” means the earliest of (i) the date upon which the Merger Agreement is validly terminated in accordance with Article VIII of the Merger Agreement, (ii) the Effective Time, (iii) the Termination Date, (iv) the mutual written consent of Parent, Purchaser and Stockholders holding a majority of the Subject Securities and (v) the delivery of written notice from a Stockholder to Parent at any time following (a) the waiver of the Minimum Condition, or any of the conditions set forth in Section (a), (b), or (c)(vi) of Schedule I to the Merger Agreement or (b) any change in the terms of or conditions to the Offer that (I) changes the form of consideration to be paid in the Offer, (II) reduces the Offer Consideration to be paid in the Offer (by proposing to change the Per Share Price, CVR or otherwise) or decreases the number of Shares sought in the Offer (other than in each case an adjustment made pursuant to Section 1.1(c) of the Merger Agreement), (III) extends the Offer, other than in a manner required or permitted by Section 1.1(d) of the Merger Agreement, (IV) imposes conditions to the Offer, other than those set forth in Schedule I of the Merger Agreement, (V) amends, modifies or waives the Minimum Condition, (VI) amends or modifies any term of or condition to the Offer (including the conditions in Schedule I of the Merger Agreement) in any manner that has an adverse effect, or would be reasonably likely to have an adverse effect, on the Shareholders or (VII) extends or otherwise changes any time period for the performance obligations of Purchaser or Parent in a manner other than pursuant to and in accordance with the Merger Agreement.

(c) “Support Period” means the period commencing on (and including) the date of this Agreement and ending on (and including) the Support Agreement Termination Date.

(d) A Person is deemed to have a effected a “Transfer” of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, gifts, hedges, transfers or otherwise disposes of such security or any interest in such security to any Person other than Parent or Purchaser; (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, Lien of, grant of an option with respect to, transfer of or disposition of such security or any interest therein to any Person other than Parent or Purchaser; or (iii) reduces such Person’s beneficial ownership of or interest in such security.

SECTION 2. TENDER OF SUBJECT SECURITIES

2.1 Tender of Subject Securities. Unless this Agreement shall have been validly terminated in accordance with Section 8.12, such Stockholder hereby agrees to tender the Subject Securities or cause such Stockholder’s Subject Securities to be tendered, free and clear of all Liens other than Liens arising under this Agreement or applicable securities Laws, into the Offer promptly following, and in any event no later than the fifth (5th) Business Day following the commencement of the Offer and the Offer Documents being made publicly available on the SEC’s EDGAR database (the “Deadline”). Without limiting the generality of the foregoing, such Stockholder shall (a) deliver pursuant to the terms of the Offer (i) a letter of transmittal with respect to such Stockholder’s Subject Securities complying with the terms of the Offer and the Offer Documents, (ii) a certificate (or affidavits of loss in lieu thereof and such other documentation that may be reasonably requested by the Exchange Agent) representing such Subject Securities or an “agent’s message” (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) in the case of Uncertificated Shares, and (iii) all other documents or instruments required to be delivered by stockholders of the Company pursuant to the terms of the Offer and the Offer Documents or (b) instruct such Stockholder’s broker or such other Person that is the holder of record of any Subject Securities beneficially owned by such Stockholder to tender such Subject Securities pursuant to and in accordance with clause (a) of this Section 2.1 and the terms of the Offer and the Offer Documents. If such Stockholder acquires Subject Securities after the Deadline, unless this Agreement shall have been terminated in accordance with its terms or the Offer expires or is terminated or withdrawn, in each case, in accordance with the terms of the Merger Agreement, such Stockholder shall promptly tender or cause to be tendered such Subject Securities prior to the earlier of (x) three (3) Business Days following the date that the Stockholder acquires such Subject Securities and (y) the Expiration Time. Unless this Agreement shall have been terminated in accordance with its terms or the Offer expires or is terminated or withdrawn, in each case, in accordance with the terms of the Merger Agreement, such Stockholder will not withdraw the Subject Securities, or cause the Subject Securities to be withdrawn, from the Offer at any time. For purposes of this Section 2.1, Subject Securities shall not include any Company Options that are not exercised during the Support Period.

2.2 No Obligation to Exercise. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall obligate any Stockholder to exercise any Company Option or any other right to acquire any Shares.

2.3 Return of Subject Securities. If (a) the Offer is terminated or withdrawn by Parent and Purchaser or (b) this Agreement is terminated prior to the purchase of the Subject Securities in the Offer, Parent and Purchaser shall promptly return, and shall cause any depository acting on behalf of Parent and Purchaser to return, all Subject Securities tendered by such Stockholder in the Offer to such Stockholder.

SECTION 3. VOTING OF SHARES; PROXY

3.1 Voting of Shares. For so long as Stockholder is obligated to tender any Subject Securities in accordance with Section 2.1 and such Subject Securities have not been returned to Stockholder in accordance with Section 2.3, each Stockholder hereby irrevocably and, except as expressly provided herein, unconditionally agrees that, during the Support Period, at any meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in any action by written consent of stockholders of the Company, unless otherwise directed in writing by Parent, Stockholder shall cause the Subject Securities (other than Company Options that are not exercised during the Support Period) to be counted as present thereat for purposes of establishing a quorum at any such meeting and to be voted:

(a) against (i) any action or agreement which is intended or would reasonably be expected to impede, delay, postpone, interfere with, nullify or prevent, in each case, in any material respect, the Offer or the Merger, including, but not limited to, any other extraordinary corporate transaction, including, a merger, acquisition, sale, consolidation, reorganization, recapitalization, extraordinary dividend or liquidation involving the Company and any Person (other than Parent, Purchaser or their Affiliates), or any other proposal of any Person (other than Parent, Purchaser or their Affiliates) to acquire the Company or all or substantially all of the assets thereof; (ii) any amendment to the certificate of incorporation or bylaws of the Company; (iii) any material change to the capitalization of the Company; (iv) any change in a majority of the directors of the Company Board; and/or (v) any action, proposal, transaction or agreement that would reasonably be expected to result in the failure of any condition set forth in Article 7 or the occurrence of any condition set forth in Schedule I of the Merger Agreement or result in a breach of any covenant, representation or warranty or any other obligation or agreement of such Stockholder under this Agreement;

(b) against any action or agreement that would reasonably be expected to result in a breach of Section 6.2 of the Merger Agreement; and

(c) against any Company Acquisition Proposal and any action in furtherance of any Company Acquisition Proposal, in each case, other than the Merger, the Merger Agreement, the transactions contemplated thereby and any action in furtherance thereof (the obligations of each Stockholder described in this Section 3.1, the “Support Obligations”).

3.2 Grant of Proxy.

(a) During the Support Period, each Stockholder hereby shall revoke or cause to be revoked any proxies that such Stockholder has heretofore granted with respect to the Subject Securities. Solely with respect to the Support Obligations, during the Support Period, such Stockholder hereby irrevocably grants to, and appoints, Parent, the Chief Executive Officer of Parent and any designee thereof, as such Stockholder’s proxy and attorney-in-fact, for and in the name, place and stead of such Stockholder, to (i) attend any meeting of the stockholders of the Company on behalf of such Stockholder with respect to the Support Obligations, (ii) cause such Stockholder’s Subject Securities to be counted as present for purposes of establishing a quorum at any such meeting, and (iii) vote all Subject Securities, or grant or withhold a consent or approval in respect of the Subject Securities, or issue instructions to the record holder of such Stockholder’s Subject Securities to do any of the foregoing, in connection with any meeting of the stockholders of the Company or any action by written consent in lieu of a meeting of the stockholders of the Company with respect to the Support Obligations, in a manner consistent with the provisions of Section 3.1.

(b) During the Support Period, such Stockholder authorizes Parent, the Chief Executive Officer of Parent and any designee thereof, as proxy and attorney-in-fact, to substitute any other Person to act hereunder, to revoke any substitution and to file this proxy and any substitution or revocation with the Secretary of the Company. Such Stockholder hereby affirms that the irrevocable proxy set forth in this Section 3.2 is given in connection with the execution of the Merger Agreement and granted in consideration of and as an inducement to Parent and Purchaser to enter into the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement, subject to the termination of this Agreement pursuant to Section 8.12. Each Stockholder hereby further affirms that the proxy set forth in this Section 3.2 is coupled with an interest, is intended to be irrevocable (and as such shall survive and shall not be affected by the death, incapacity, mental illness or insanity of such Stockholder, as applicable), subject, however, to its automatic termination upon the termination of this Agreement pursuant to Section 8.12. Parent agrees not to exercise the proxy granted herein for any purpose other than the purposes described in this Agreement.

3.3 Retention of Voting Power. During the Support Period, each Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in a manner inconsistent with the Support Obligations. Any grant of a proxy under this Agreement shall only entitle Parent or its designee to vote on the Support Obligations and, for the avoidance of doubt, such Stockholder shall retain at all times the right to vote all Subject Securities in such Stockholder’s sole discretion on any matters other than the Support Obligations that are presented for consideration to the Company’s stockholders generally.

SECTION 4. WAIVER OF APPRAISAL RIGHTS

4.1 Waiver. Such Stockholder hereby (a) irrevocably and unconditionally waives, and agrees not to exercise or assert any rights of appraisal, any dissenters’ rights or any similar rights relating to the Merger that such Stockholder may have by virtue of, or with respect to, the Subject Securities and (b) agrees not to commence or join in, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Purchaser, the Company or any of their respective successors (x) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (y) alleging breach of any fiduciary duty of any Person in connection with the negotiation and entry into the Merger Agreement.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

Each Stockholder hereby represents and warrants (severally and not jointly) to each of Parent and Purchaser as follows:

5.1 Authorization, etc. Such Stockholder has the right, authority and legal capacity to execute and deliver this Agreement and to perform such Stockholder’s obligations hereunder. This Agreement has been executed and delivered by such Stockholder and, assuming the due authorization, execution and delivery by Parent and Purchaser, constitutes the legal, valid and binding obligations of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as such enforceability may be limited by the Bankruptcy and Equity Exception. If such Stockholder is not a natural person, such Stockholder is duly organized and validly existing in good standing under the laws of the jurisdiction of its formation or organization and the execution and delivery of, and the performance of its obligations under, this Agreement are within such Stockholder’s entity powers and have been duly authorized by all necessary entity actions on the part of such Stockholder.

5.2 No Conflicts or Consents.

(a) The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not: (i) conflict with or violate (A) any law, rule, regulation, order, decree or judgment applicable to such Stockholder or by which such Stockholder or any of such Stockholder’s properties is or may be bound or (B) if such Stockholder is not a natural person, the governing documents of such Stockholder; (ii) result in or constitute (with or without notice or lapse of time) any material breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any Lien on any of the Subject Securities pursuant to any Contract, order or other instrument binding on such Stockholder or by which such Stockholder or any of such Stockholder’s properties is or may be bound or affected, other than, in the case of clause (ii), where any such conflict, violation, breach, default or right would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the performance by such Stockholder of any of its obligations under this Agreement.

(b) The execution and delivery of this Agreement by such Stockholder does not, and the performance of its obligations under this Agreement by such Stockholder will not, require any filing with, nor any permit, authorization, consent or approval of, any Person, other than where the failure to make such filings or obtain such permits, authorizations, consents or approvals would not, individually or in the aggregate, prevent or delay the performance by such Stockholder of any of its obligations under this Agreement. No consent of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to such Stockholder in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, other than such reports under Sections 13(d) and 16 of the Exchange Act as may be required in connection with this Agreement or where the failure to obtain such consents or make such registrations, declarations or filings would not, individually or in the aggregate, prevent or materially delay the performance by such Stockholder of any of its obligations under this Agreement.

5.3 Title to Shares. Annex A attached hereto sets forth a complete and correct list of all Subject Securities (including the number of shares of Shares, Company Options) held of record and beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Stockholder as of the date of this Agreement. Such Stockholder has good and marketable title to the Subject Securities set forth opposite such Stockholders name on Annex A hereto, free and clear of any Liens.

5.4 Voting Power. Other than as provided in this Agreement, such Stockholder (together with such Stockholder’s spouse if such Stockholder is married and the Subject Securities constitute community property under applicable Law) has full voting power with respect to the Subject Securities, and full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Subject Securities. None of such Stockholder’s Subject Securities are subject to any stockholders’ agreement, proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Securities, except as provided hereunder.

5.5 Absence of Litigation. As of the date hereof, there is no Legal Proceeding pending against, or, to the knowledge of such Stockholder, threatened in writing against such Stockholder or any of such Stockholder’s properties or assets (including the Subject Securities) that would reasonably be expected to prevent or materially delay or impair the consummation by such Stockholder of the transactions contemplated by this Agreement or otherwise adversely impact such Stockholder’s ability to perform its obligations hereunder in any material respect.

5.6 Brokers. No broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or, to the knowledge of such Stockholder, on behalf of such Stockholder.

5.7 Reliance. Such Stockholder and its Representatives have reviewed and understand the terms of this Agreement and the Merger Agreement, and such Stockholder has had the opportunity to consult with such Stockholder’s counsel in connection with this Agreement. Such Stockholder understands and acknowledges that Parent and Purchaser are entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement.

SECTION 6. REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

Each of Parent and Purchaser hereby, jointly and severally, represents and warrants to each Stockholder as follows:

6.1 Organization.

(a) Parent (i) is duly organized or formed and validly existing pursuant to the Laws of its jurisdiction of organization or formation; and (ii) has the requisite power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets.

(b) Purchaser (i) is a corporation duly organized, validly existing and in good standing pursuant to the DGCL; and (ii) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets. Purchaser has been formed solely for the purpose of engaging in the Merger and, prior to the Effective Time, Purchaser will not have engaged in any other business activities and will have incurred no material liabilities or obligations other than as contemplated by this Agreement. Parent is the sole record and beneficial stockholder of Purchaser.

6.2 Authorization, etc. Each of Parent and Purchaser has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by each of Parent and Purchaser and, assuming due authorization, execution and delivery by the Stockholders, constitutes the legal, valid and binding obligations of Parent and Purchaser, enforceable against Parent and Purchaser in accordance with its terms, except as such enforceability may be limited by the Bankruptcy and Equity Exception.

6.3 No Conflicts or Consents.

(a) The execution and delivery of this Agreement by each of Parent and Purchaser does not, and the performance of their respective obligations under this Agreement will not: (i) conflict with or violate (A) any law, rule, regulation, order, decree or judgment applicable to Parent or Purchaser or by which such either of Parent’s or Purchaser’s properties is or may be bound or (B) the governing documents of either Parent or Purchaser; (ii) result in or constitute (with or without notice or lapse of time) any material breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of any Contract, order or other instrument binding on either of Parent or Purchaser or by which either of Parent or Purchaser or any of Parent’s or Purchaser’s properties is or may be bound or affected, other than, in the case of clause (ii), where any such conflict, violation, breach, default or right would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the performance by either of Parent or Purchaser of any of its respective obligations under this Agreement.

(b) The execution and delivery of this Agreement by Parent and Purchaser does not, and the performance of their respective obligations under this Agreement will not, require any filing with, nor any permit, authorization, consent or approval of, any Person, other than where the failure to make such filings or obtain such permits, authorizations, consents or approvals would not, individually or in the aggregate, prevent or delay the performance by Parent or Purchaser of any of their respective obligations under this Agreement. No consent of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to Parent or Purchaser in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, other than such reports under Sections 13(d) and 16 of the Exchange Act as may be required in connection with this Agreement or where the failure to obtain such consents or make such registrations, declarations or filings would not, individually or in the aggregate, prevent or materially delay the performance by Parent or Purchaser of any of their respective obligations under this Agreement.

SECTION 7. COVENANTS OF STOCKHOLDER

Each Stockholder hereby covenants and agrees that until the termination of this Agreement:

7.1 Stockholder Information. Such Stockholder hereby consents to and authorizes Parent and Purchaser to publish and disclose in the Offer Documents, in addition to all other documents and schedules filed or furnished with the SEC, and any press release or other disclosure document that Parent or Purchaser reasonably determines to be necessary in connection with the Contemplated Transactions, such Stockholder’s identity and ownership of the Subject Securities, the existence of this Agreement and the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement. Such Stockholder acknowledges that Parent and Purchaser may, in Parent’s sole discretion, file this Agreement or a form hereof with the SEC or any other Governmental Entity. Such Stockholder agrees to promptly give Parent any information it may reasonably require for the preparation of any such disclosure documents, and such Stockholder agrees to promptly notify Parent of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that such Stockholder shall become aware that any such information shall have become false or misleading in any material respect.

7.2 Further Assurances.

(a) From time to time and without additional consideration, such Stockholder shall execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, consents and other instruments, and shall take such further actions, as Parent may reasonably request for the purpose of carrying out and furthering the intent of this Agreement and as may reasonably be required to vest in Parent the power to carry out and give effect to the provisions of this Agreement.

(b) Such Stockholder shall not enter into any tender, voting or other such agreement, or grant a proxy or power of attorney, with respect to any of the Subject Securities that is inconsistent with this Agreement or otherwise take any other action with respect to any of the Subject Securities that would restrict, limit or interfere in any material respect with the performance of any of such Stockholder’s obligations hereunder.

7.3 Transfer of Subject Securities.

(a) During the Support Period, such Stockholder shall not cause or permit any Transfer of any of the Subject Securities except as provided hereunder. Without limiting the generality of the foregoing, during the Support Period, such Stockholder shall not tender, agree to tender or permit to be tendered any of the Subject Securities in response to or otherwise in connection with any tender or exchange offer other than the Offer. Notwithstanding the foregoing, (i) such Stockholder may make Transfers of its Shares and Company Options as Parent may agree in writing in its sole discretion and (ii) such Stockholder may Transfer Shares and Company Options (and any shares of common stock underlying such Company Options) (w) to any member of such Stockholder’s immediate family, (x) to a trust for the sole benefit of such Stockholder or any member of such Stockholder’s immediate family, (y) by will or under the Laws of intestacy upon the death of such Stockholder or (z) for estate planning or philanthropic purposes; provided however, that the transferee of the Transfer referred to in clauses (i) or (ii) shall have, prior to any such Transfer, agreed in a signed writing to be bound by all of the terms and provisions of this Agreement and agree and acknowledge that such Person shall constitute a “Stockholder” for all purposes of this Agreement in a form reasonably acceptable to Parent and Purchaser that expressly states that Parent and Purchaser are express third-party beneficiaries thereof.

(b) Such Stockholder further hereby agrees that it will not request that the Company register the Transfer of any certificate or uncertificated interest representing any of the Subject Securities, unless such Transfer is made in compliance with this Agreement. In furtherance of this Agreement, concurrently herewith, such Stockholder shall, and hereby does authorize the Company or its counsel to, notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Subject Securities (and that this Agreement places limits on the voting and transfer of such shares).

7.4 No-Shop. Such Stockholder shall not, and shall cause its Representatives not to, directly or indirectly, take any action that is prohibited by Section 6.2 of the Merger Agreement (assuming for this purpose that such Stockholder is the “Company”, as such term is defined in the Merger Agreement). Each Stockholder agrees that it shall, and shall cause its Representatives to, immediately cease and cause to be terminated all existing discussions and negotiations with any Person conducted heretofore with respect to any Company Acquisition Proposal or potential Company Acquisition Proposal. Notwithstanding anything in this Section 7.4 to the contrary, the foregoing shall not restrict any Stockholder from taking any action in its capacity as (i) a director of the Company that would otherwise be permitted under Section 6.2 of the Merger Agreement, including the ability to review and discuss any Company Acquisition Proposal, Company Superior Proposal or Company Change in Recommendation in accordance with Section 6.2 of the Merger Agreement or (ii) an officer of the Company acting on behalf of the Company with respect to an action by the Company permitted under Section 6.2 of the Merger Agreement. Such Stockholder represents and warrants that such Stockholder has reviewed the terms of Section 6.2 of the Merger Agreement with outside counsel to the Company.

7.5 Transfer of Voting Rights. During the Support Period, each Stockholder shall ensure that: (a) none of the Subject Securities is deposited into a voting trust; and (b) no proxy is granted, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities, in each case that would impair such Stockholder’s obligations under Section 3 of this Agreement.

7.6 Public Announcement. Except as required by applicable Law (including without limitation the filing of a Schedule 13D with the SEC which may include this Agreement as an exhibit thereto), such Stockholder shall not issue any press release or make any public statement with respect to the transactions contemplated by this Agreement or the Merger Agreement without the approval of Parent.

7.7 Adjustments. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or similar transaction with respect to the capital stock of the Company that affects the Subject Securities, the terms of this Agreement shall apply to the resulting securities.

SECTION 8. MISCELLANEOUS

8.1 Survival of Representations, Warranties and Agreements. Except as otherwise set forth herein, all representations, warranties, covenants and agreements in this Agreement, and all rights and remedies with respect thereto, shall terminate at the Effective Time.

8.2 Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

8.3 Notices. Notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given, (a) on the date sent by e-mail (if no automated notice of delivery failure is received by the sender) if sent prior to 8:00 p.m. Pacific Time on a Business Day, and on the next Business Day if sent after 8:00 p.m. on a Business Day or on a day other than a Business Day, (b) when delivered, if delivered personally to the intended recipient, or (c) one (1) Business Day later, if sent by overnight delivery via a national courier service (providing proof of delivery), and in each case, (x) if to Parent or Purchaser, in accordance with the provisions of the Merger Agreement and (y) if to a Stockholder, to such Stockholder’s address or e-mail address set forth on a signature page hereto, or to such other address or e-mail address as such party may hereafter specify in writing for the purpose by notice to each other party hereto.

8.4 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as to reasonably effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

8.5 Entire Agreement; Amendment. This Agreement and the Merger Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. No amendment or modification of any provision of this Agreement shall be binding upon a party unless made in writing and signed by all parties. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Parent, Purchaser and each Stockholder. No agreement, understanding or arrangement of any nature regarding the subject matter of this Agreement shall be deemed to exist between Parent, Purchaser and any Stockholder unless and until this Agreement has been duly and validly executed on behalf of Parent, Purchaser and each Stockholder.

8.6 Assignment; No Third Party Beneficiaries. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Without limiting any of the restrictions set forth in this Agreement, this Agreement shall be binding upon any Person to whom any Subject Securities are transferred. Nothing in this Agreement, expressed or implied, is intended to confer on any Person, other than the parties hereto, any rights or remedies of any nature (including the right to rely upon the representations and warranties set forth herein).

8.7 Independence of Obligations; Stockholder Obligation Several and Not Joint. The covenants and obligations of such Stockholder set forth in this Agreement shall be construed as independent of any other agreement or arrangement between such Stockholder, on the one hand, and the Purchaser and Parent, on the other. The existence of any claim or cause of action by such Stockholder against the Purchaser or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against such Stockholder. The obligations of each Stockholder under this Agreement are several and not joint, and no Stockholder shall have any liability or obligation under this Agreement for any breach hereunder by any other Stockholder. Each of Parent and Purchaser, on the one hand, and each Stockholder, on the other, shall be entitled to enforce its rights under this Agreement against the other, and it shall not be necessary for any other Stockholder to be joined as an additional party in any proceeding for such purpose. No Stockholder may enforce this Agreement against any other Stockholder party hereto. A default by any Stockholder of its obligations pursuant to this Agreement shall not relieve any other Stockholder of any of its obligations to Parent and/or Purchaser under this Agreement.

8.8 Specific Performance. The parties hereto acknowledge that money damages would be an inadequate remedy for any breach of this Agreement by any party hereto, and that the obligations of the parties hereto shall be enforceable by any party hereto through injunctive or other equitable relief exclusively in accordance with Section 8.9, and any such injunction or other form of equitable relief shall be in addition to any other remedy to which any party is entitled, at law or in equity. In connection with any action for specific performance, each party hereby irrevocably waives any requirement for proof of actual damages or the securing or posting of any bond in connection with the remedies referred to in this Section 8.8.

8.9 Governing Law; Waiver of Jury Trial.

(a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. Each of the parties hereto hereby irrevocably submits exclusively to the jurisdiction of the Court of Chancery of the State of Delaware (or in the event, but only in the event, that such court does not have subject matter jurisdiction over such action or proceeding, the Superior Court of the State of Delaware (Complex Commercial Division) or, if subject matter jurisdiction over the action or proceeding is vested exclusively in the federal courts of the United States of America, the United States District Court for the District of Delaware) and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and each of the parties hereto irrevocably agrees that all claims relating to such action, suit or proceeding shall be heard and determined in such a state or federal court. The parties hereto hereby consent to and grant any such court jurisdiction over the Person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.3 or in such other manner as may be permitted by Law, shall be valid and sufficient service thereof.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.9(b).

8.10 Counterparts. This Agreement and any amendments to this Agreement may be executed in one or more textually identical counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party hereto forever waives any such defense, except to the extent such defense relates to lack of authenticity.

8.11 Waiver. No failure on the part of Parent or Purchaser to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent or Purchaser in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Neither Parent nor Purchaser shall be deemed to have waived any claim available to Parent or Purchaser arising out of this Agreement, or any power, right, privilege or remedy of Parent or Purchaser under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent or Purchaser, as applicable; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

8.12 Termination. This Agreement and all rights and obligations of the parties hereunder and thereunder shall terminate, and no party shall have any rights or obligations hereunder and thereunder, and this Agreement shall become null and void on, and have no further effect as of, immediately after the Support Agreement Termination Date. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, that (a) nothing set forth in this Section 8.12 shall relieve any party from liability for any willful and material breach of this Agreement prior to termination hereof and (b) the provisions of Section 1 and this Section 8 shall survive any termination of this Agreement.

8.13 Directors and Officers. This Agreement applies to Stockholder solely in such Stockholder’s capacity as a holder of Subject Securities, and not to Stockholder or any Representative of Stockholder serving as a director or officer of the Company in such capacity. Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director or officer of the Company in the exercise of his or her fiduciary duties as a director or officer of the Company or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust or prevent or be construed to create any obligation on the part of any director or officer of the Company or any trustee or fiduciary of any employee benefit plan or trust from taking any action or omission in his or her capacity as such director, officer, trustee or fiduciary and no such actions or omissions shall be deemed a breach of this Agreement, including Section 7.4 hereof, or be construed to prohibit, limit or restrict a Stockholder from discharging such Stockholder’s duties as a director, officer, trustee or fiduciary.

8.14 No Ownership Interest. All rights, ownership and economic benefits of and relating to the Subject Securities at a given time shall remain vested in and belong to Stockholder as of such time, and Parent shall have no authority to exercise any power or authority to direct Stockholder in the voting of any of the Subject Securities, except as otherwise specifically provided herein, or in the performance of Stockholder’s duties or responsibilities as a stockholder of the Company.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by such authorized persons as of the day and year first written above.

SHIN NIPPON BIOMEDICAL LABORATORIES, LTD.

By:	/s/ Ryoichi Nagata
Name:	Ryoichi Nagata
Title:	Chairman & CEO

SNBL23 MERGER SUB, INC.

By:	/s/ Shinji Nitanda
Name:	Shinji Nitanda
Title:	Secretary

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by such authorized persons as of the day and year first written above.

STOCKHOLDER

/s/ Heath Lukatch
Signature

Heath Lukatch
Printed Name

[Tender and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by such authorized persons as of the day and year first written above.

STOCKHOLDER

/s/ John Kollins
Signature

John Kollins
Printed Name

[Tender and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by such authorized persons as of the day and year first written above.

RA Capital Healthcare Fund, L.P.
By: RA Capital Healthcare Fund GP, LLC
Its: General Partner

By:	/s/ Rajeev Shah
Name:	Rajeev Shah
Title:	Manager

[Tender and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by such authorized persons as of the day and year first written above.

STOCKHOLDER

/s/ Mutya Harsch
Signature

Mutya Harsch
Printed Name

[Tender and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by such authorized persons as of the day and year first written above.

STOCKHOLDER

/s/ Rajeev Shah
Signature

Rajeev Shah
Printed Name

[Tender and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by such authorized persons as of the day and year first written above.

STOCKHOLDER

/s/ Thomas B. King
Signature

Thomas B. King
Printed Name

[Tender and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by such authorized persons as of the day and year first written above.

STOCKHOLDER

/s/ Tom O’Neil
Signature

Tom O’Neil
Printed Name

[Tender and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by such authorized persons as of the day and year first written above.

STOCKHOLDER

/s/ Tom Soloway
Signature

Tom Soloway
Printed Name

[Tender and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by such authorized persons as of the day and year first written above.

STOCKHOLDER

/s/ Elisabeth Sandoval Little
Signature

Elisabeth Sandoval Little
Printed Name

[Tender and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by such authorized persons as of the day and year first written above.

STOCKHOLDER

/s/ Braden Rippetoe
Signature

Braden Rippetoe
Printed Name

ANNEX A

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